UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 9, 2013

Wikifamilies, Inc.

(Name of small business issuer specified in its charter)

Nevada	000-53559	80-0214025
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

9025Carlton Hills Blvd Ste. B

Santee, CA 92071

(Address of principal executive offices)

909-708-4303

(Registrant’s telephone number)

13520 Oriental St

Rockville, Md 20853

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c

ITEM 5.02. DEPARTURE OF DIRECTORS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On April 9, 2013 the duly appointed Custodian of the Company appointed Trisha Malone and Larry A. Zielke as Members of the Board of Directors. Ms. Malone was also appointed as Chief Executive Officer, Chief Financial Officer and Secretary of the Company and Mr. Zielke was appointed Vice President and Corporate Counsel. The biographies for Ms. Malone and Mr. Zielke are below:

Trisha Malone. Ms. Malone is the Chief Financial Officer and Secretary of Lustros Inc. since April 18, 2012. Ms. Malone has more than 19 years of experience in finance and accounting including experience in corporate governance, securities regulation, financial controls requirements, and financial management. From 2000 to 2006, Ms. Malone served as Corporate Controller for Xsilogy, Inc., a leading wireless sensor network company, and as the division controller after Xsilogy's acquisition by SYS Technologies, Inc., a public company engaged in government contracting. From 2006 to 2008, Ms. Malone was the Corporate Controller for Satellite Security Corporation, a developer of satellite tracking systems. Since 2008, Ms. Malone has been self-employed as an independent accounting consultant and is presently consulting as Corporate Controller for several private companies. From 2007 to 2009, Ms. Malone served as the Corporate Controller for Lenco Mobile Inc., which operates in the high growth mobile marketing and Internet sectors, and served as Corporate Secretary for Lenco until June 2010. From June 2010 to September 2012 Ms. Malone served as Chief Financial Officer and a Director of Wikifamilies, Inc., a public company that operates in the technology services industry. Ms. Malone was also a Director of Casablanca Mining, Ltd. from its inception on June 27, 2008 until August 30, 2012 and was the Chief Executive Officer of Casablanca from inception until January 2009 and the Chief Financial Officer from inception through December 2011. Ms. Malone has a degree in Business Administration from Grossmont College. She has also pursued extended studies in corporate law, benefits administration, and human resources. Ms. Malone’s extensive experience in finance, accounting, corporate governance, and securities regulation led to the conclusion that she should serve a s a director of the Company.

Larry A. Zielke. Mr. Zielke maintains a commercial law practice in Damascus, Ohio. Mr. Zielke served as director, Senior Vice-President and General Counsel of Lustros, Inc in 2012 during the company’s startup in Chile. From 1994 to 2000, Mr. Zielke was General Counsel and Corporate Secretary of Sakhalin Energy Investment Company Ltd., resident first in Moscow and subsequently on Sakhalin Island. During this period, Mr. Zielke was a member of Sakhalin Energy’s Executive Management team that achieved the first export of oil from Russia by a non-Russian company, was the company’s lead negotiator for project financing from EBRD, OPIC and JEXIM, and was responsible for risk management and corporate compliance. From 1979 to 1994, he served as in-house counsel to Babcock & Wilcox and various other affiliates of McDermott International, Inc., which included experience from Cairo to Jakarta while residing in Dubai, United Arab Emirates. Mr. Zielke holds a Juris Doctor degree from the University of Akron, a B.S. in engineering physics and a Mechanical Engineer degree from Ohio State University. His engineering background included research for nuclear reactor core heat transfer design. In addition to being a licensed attorney, he was previously a licensed professional engineer. Mr. Zielke's extensive experience in business and the law led to the conclusion that he should serve as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIKIFAMILIES, INC.

Dated: April 10, 2013	By:	/s/ Trisha Malone
Chief Executive Officer

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